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                                                                    Exhibit 23.1



                        Consent of Independent Auditors



We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 1, 1997, except for Note 11 as to which the date is March 3, 1997, in the Registration Statement [Form S-1] and related Prospectus of Atria Communities, Inc. for the registration of 6,000,000 shares of its common stock.


                                             /S/ Ernst & Young LLP



Louisville, Kentucky
June 3, 1997